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                                                                 Exhibit 10.49

                              AMENDMENT NUMBER TWO

                                     TO THE

                   USA NETWORKS, INC. RETIREMENT SAVINGS PLAN


         WHEREAS, USA Networks, Inc. (the "Company") maintains the USA Networks, Inc. Retirement Savings Plan, amended and restated effective as of January 1, 1998 (the "Plan");

         WHEREAS, the Company may amend the Plan pursuant to Section 12.1 of the Plan; and

         WHEREAS, the Company desires to amend the Plan, effective September 30, 1998, to merge the Home Shopping Network, Inc. Employee Equity Participation Plan, effective as of December 31, 1994 (the "EEP Plan"), into the Plan.

         NOW, THEREFORE, pursuant to Section 12.1 of the Plan, effective September 30, 1998, the Plan is hereby amended as follows:

         1. The Preface to the Plan is amended by adding a new paragraph to the end thereof to read as follows:

                  "Effective as of September 30, 1998, the Home Shopping Network, Inc. Employee Equity Participation Plan was merged into the Plan, and the assets and liabilities of such plan was transferred to and assumed by the Plan.
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                  2. The Plan is amended by adding a new Exhibit E at the end thereof to read as follows:


                                   "EXHIBIT E
                           SPECIAL RULES REGARDING THE

                           HOME SHOPPING NETWORK, INC.
                       EMPLOYEE EQUITY PARTICIPATION PLAN


                  Exhibit E applies solely to any Member who participated in the Home Shopping Network, Inc. Employee Equity Participation Plan (the "EEP Plan") and became a Member in the Plan ("EEPP Member") pursuant to the merger of the EEP Plan into the Plan:

                  1.1 EEPP ACCOUNT. The term "EEPP Account" shall mean the subaccount with respect to contributions, and earnings and losses thereon, made on behalf of an EEPP Member to the EEP Plan prior to September 30, 1998, and earnings thereon. Contributions transferred to the Plan pursuant to the merger of the EEP Plan into the Plan shall be allocated to the EEPP Account of the EEPP Member for whom such contributions were made to the EEP Plan. Effective September 30, 1998, an EEPP Account shall be a subaccount of an Account.

                  1.2 SUSPENSE ACCOUNTS. Effective September 30, 1998, a suspense account, as described in Code Section 415, shall be maintained under the Plan on behalf of any EEPP Member for whom Company Stock (or other cash or property) was held unallocated in a suspense account under the EEPP Plan, as described in Code Section 415, immediately preceding the merger of the EEP Plan into the Plan. With respect to any EEPP Member for whom Company Stock (or other cash or property) is held unallocated in a suspense account, as described in Code
                  Section 415, for the Limitation Year, such Company Stock shall be allocated in the next Limitation Year (and succeeding Limitation Years, as necessary) to the EEPP Member's EEPP Account in the Plan before any Profit Sharing Contributions, Matching Contributions and QNECs which would constitute annual additions, as defined in Code Section 415(c)(2), are made to the Plan for such Limitation Year on behalf of such EEPP Member; provided that the EEPP Member is employed on the last day of the Plan Year coinciding with such Limitation Year. Any Company Stock (or other cash or property) held in a suspense account, as described in
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                  Code Section 415, under the Plan shall be treated as a
                  Forfeiture in the Plan Year in which the EEPP Member's Termination of Employment occurs and shall be used to reduce Employer contributions.

                  1.3 INVESTMENT OF CONTRIBUTIONS. All EEPP Accounts shall be invested in the Company Stock Fund, unless the Committee decides, in its sole discretion, to invest all or part of such EEPP Accounts in any of the other Investment Funds.

                  1.4 IN-SERVICE DISTRIBUTIONS AND LOANS. An EEPP Member shall not have the right to receive in-service distributions from the vested portion of his or her EEPP Account. An EEPP Account shall not constitute any portion of a Loan Available Account, as defined in Section 7.14(f) of the Plan.

                  1.5      VESTING.

                           (a) An EEPP Member who had at least three (3) Years
                  of Service as of September 30, 1998 shall become vested in his or her EEPP Account in accordance with Sections 5.1(b) or 5.1(c) of the Plan provided that the nonforfeitable percentage of such EEPP Member in his or her EEPP Account shall at no time be less than what it would be determined pursuant to the following schedule:


                    NUMBER OF YEARS OF
                        SERVICE                       VESTED PERCENTAGE

                  3 but less than 4                           60%
                  4 but less than 5                           80%
                  5 or more                                   100%

                  Notwithstanding the foregoing provisions, if any EEPP Member shall, while an Employee, attain his or her Normal Retirement Date or shall die or incur (and satisfy all of the requirements for) a Disability while he or she is an Employee, the EEPP Member's entire interest in his or her EEPP Account shall become nonforfeitable. For purposes of this Section, "Normal Retirement Date" shall mean the date on which the EEPP Member attains age sixty-five (65).

                           (b) Solely for purposes of this Section 1.5 of
                  Exhibit E, a "Year of Service" shall mean an EEP Plan Year, commencing with
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                  the EEP Plan Year which includes an Employee's Employment
                  Commencement Date or Reemployment Commencement Date, during which the Employee is credited with at least one thousand (1,000) Hours of Eligibility Service. Initial Participants, as defined below, will only be credited with one (1) Year of Service at December 31, 1994 for purposes of this Section 1.4. Solely for purposes of this Section 1.5 of Exhibit E, an "Initial Participant" shall mean an Employee who was employed before January 1, 1994 who: (i) completed at least one thousand (1,000) Hours of Service during the 1994 calendar year; (ii) had attained age twenty-one (21) by December 31, 1994; and (iii) had become a participant in the EEP Plan on December 31, 1994. Solely for purposes of this Section 1.5 of Exhibit E, an "EEP Plan Year" is defined as the period commencing December 27, 1994 and ending December 31, 1994 and each subsequent twelve month period commencing January 1 and ending December 31.

                           (c) Solely for purposes of applying Sections 5.1(b)
                  and 5.1(c) of the Plan pursuant to this Section 1.5 with regard to an EEPP Member's EEPP Account, each EEPP Member shall receive credit for years in a Period of Service in accordance with Treasury Regulation Section 1.410(a)-7(g).

                           (d) Forfeitures, if any, shall be first allocated to
                  the Accounts of Participants entitled to a restoration of their interests in the Plan and the remainder of such Forfeitures shall be used to reduce future contributions by the Employer.

                  1.6 FORM OF RETIREMENT BENEFIT DISTRIBUTIONS. An EEPP Member shall have the vested portion of his or her EEPP Account balance under the Plan distributed in accordance with Section
                  7.2 of the Plan.

                  1.7 TOP-HEAVY PROVISIONS. For purposes of Article XIV, an EEPP Account shall be treated in the same manner as a Matching Contribution Account."
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                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 30th day of September, 1998.




                  USA NETWORKS, INC.



                  By:    /s/ Thomas Kuhn
                         _____________________________________________
                  Title: Vice President, General Counsel and Secretary

                  Dated:  September 30, 1998